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                                                                    EXHIBIT 21.1


                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
                              LIST OF SUBSIDIARIES



                                                         JURISDICTION
               NAME                                    OF INCORPORATION
               ----                                    ----------------

GK Technologies, Inc.                                    New Jersey
General Cable Industries, Inc.                           Delaware
General Cable de Mexico del Norte                        Mexico
General Cable Resources Corp.                            Delaware
Genca Corporation                                        Delaware
Marathon Manufacturing Holdings, Inc.                    Delaware
General Cable Company Canada, Ltd.                       Ontario, Canada
General Cable Technologies Corp.                         Delaware
General Cable Export Sales Corp.                         Barbados
Carol Cable, Ltd.                                        England
Carol Cable Europe, Ltd.                                 England
General Cable Holdings de Mexico                         Mexico
General Cable Industries L.L.C.                          Delaware
General Photonics L.L.C. (50% owned)                     Delaware
Diversified Contractors, Inc.                            Delaware
MLTC Company                                             Delaware
Marathon Steel Co.                                       Arizona